As filed with the Securities and Exchange Commission on November 11, 2011

Registration  No. 333-146546

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

POST-EFFECTIVE AMENDMENT NO. 1
ON
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________

JAZZ TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3674	20-3320580
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

__________________

4321 Jamboree Road
Newport Beach, California  92660
(949) 435-8000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Susanna H. Bennett
Chief Financial Officer
Jazz Technologies, Inc.
4321 Jamboree Road
Newport Beach, California 92660
(949) 435-8000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Allen R. Grogan, Esq.	Sheldon Krause, Esq.
Jazz Technologies, Inc.	Eilenberg & Krause LLP
4321 Jamboree Road	11 East 44th Street , 19th Floor
Newport Beach, California 92660	New York, New York 10017
(949) 435-8000	(212) 986-9700

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On October 5, 2007, Jazz Technologies, Inc. (the “Registrant”) filed a registration statement on Form S-3 (No. 333-146546) (the “Registration Statement”), which registered shares of its common stock for resale by the selling security holders named therein. The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement has terminated. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this post-effective amendment to deregister and remove from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date this post-effective amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 11th day of November, 2011.

JAZZ TECHNOLOGIES, INC.

By:	/s/ Susanna Bennett
Susanna Bennett
Chief Financial Officer